Exhibit 10.32

Execution Copy

AMENDMENT TO

EMPLOYMENT AGREEMENT

Amendment to Employment Agreement dated as of February 21, 2007 (the “Amendment”) between Affinion Group, Inc., a Delaware corporation (“Affinion” or the “Company”), and Thomas A. Williams (the “Executive”).

WHEREAS, the Executive entered into an Employment Agreement dated as of November 8, 2006 (the “Employment Agreement”) with the Company;

WHEREAS, each of the Company and the Executive wants to amend the Employment Agreement on the terms and conditions set forth in this Amendment;

NOW THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employment Agreement is hereby amended as follows:

1. Section 2(c)(vii) of the Employment Agreement is hereby deleted in its entirety, and the following Section 2(c)(vii) hereby inserted in its place and stead:

“Investment. For ninety (90) days following the Effective Date, Executive shall have the right, but not the obligation, to purchase up to Twenty Five Thousand (25,000) shares of the Parent’s common stock, par value $0.01, at a price equal to the fair market value of Parent’s common stock at the date of any such purchase. Any purchase will be subject to the terms of a subscription agreement to be entered into between Executive and the Company (which will be upon the same terms as the subscription agreement between the Company and other similarly situated senior executives).”

2. Except as specifically amended above, the Employment Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AFFINION GROUP, INC.

By:	/s/ Nathaniel Lipman
Name: Nathaniel Lipman
Title: President and CEO

EXECUTIVE:

/s/ Thomas A. Williams
Thomas A. Williams